Exhibit 10.24

January 10, 2023

Scott Durall
sdurall@surgalign.com

Dear Scott,

In follow up your conversation with Terry Rich, CEO and our email communication in September, this letter is to memorialize and secure your acknowledgement of the changes in your compensation effective in 2022 as follows:

Base Salary:    $400,000 annually, effective September 1, 2022

Target Annual Incentive:    80% (eighty percent) of your base salary effective January 1, 2022 (the target incentive will be effective for the full calendar year 2022)

Target Annual LTI:    50% of your base salary, effective August 1, 2022

The remaining terms of your employment will not change, including the “at will” nature of your employment, which means either you or the Company have the right to terminate your employment without prior notice at any time and for any reason.

Scott, thank you for your continuing contributions to Surgalign. Please confirm your acknowledgment of these changes by signing below.

Sincerely,

/s/ Suzanne Zoumaras
Suzanne Zoumaras
Chief People Officer

Employee Acknowledgement and Signature
/s/ Scott Durall
Scott Durall	Date